     UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2006

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33149	76-0603927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 East Tropicana Avenue, Suite 100, Las Vegas, Nevada 89119
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (206) 262-7413

Columbia Tower, 701 5th Avenue, Suite 4200, Seattle, WA 98104
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Effective October 25, 2006, Transnational Automotive Group, Inc. (the “Company”) accepted the voluntary resignation of Terry Klapakis as President and Chief Operating Officer of the Company.

(c)
Effective October 25, 2006 Ralph Thomson, PhD, MALD, MA, Chairman of the Board of Directors of the Company, was elected President and Chief Executive Officer of the Company. Dr. Thomson's career involves over thirty years' experience in state/local and Federal government advocacy, legislative and regulatory activity as well as international policymaking, negotiations, technology and trade consulting, business, and higher education. He has been Chairman and CEO of International Business Catalysts, LLC (IBC), since 1988, a firm devoted to partnerships, mergers and acquisitions, strategic alliances, representation to U.S. and foreign governments, technology transfer, trade and finance. During his career, Dr. Thomson has been responsible for private and public sector project funding, joint ventures and technology sales contracts totaling over $500M in the U.S., Asia, Europe, the Middle East, and Latin America. Public sector funding and policy activities have involved U.S. government agencies, the United Nations, the World Bank/IMF, and regional development banks.

There are no family relationships between any of the directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Registrant)

Date: October 25, 2006	/s/ Ralph Thomson
Ralph Thomson, President